Exhibit 4.7

LORILLARD TOBACCO COMPANY, LLC

(f/k/a Lorillard Tobacco Company)

as Original Issuer

LORILLARD, INC.

as Original Guarantor

R. J. REYNOLDS TOBACCO COMPANY

as Successor Issuer

R.J. REYNOLDS TOBACCO HOLDINGS, INC.

as Successor Guarantor

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

SIXTH SUPPLEMENTAL INDENTURE

Dated June 12, 2015

to Indenture dated June 23, 2009

THIS SIXTH SUPPLEMENTAL INDENTURE (the “Sixth Supplemental Indenture”) is made the 12th day of June, 2015, among LORILLARD TOBACCO COMPANY, LLC (f/k/a Lorillard Tobacco Company), a Delaware limited liability company (the “Original Issuer”), LORILLARD, INC., a Delaware corporation (the “Original Guarantor”), R. J. REYNOLDS TOBACCO COMPANY, a North Carolina corporation (the “Successor Issuer”), R.J. REYNOLDS TOBACCO HOLDINGS, INC., a Delaware corporation (the “Successor Guarantor,” and collectively with the Original Issuer, the Successor Issuer and the Original Guarantor, the “Succession Parties”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as Trustee (the “Trustee”).

RECITALS

WHEREAS, the Original Issuer and Original Guarantor entered into an Indenture, dated June 23, 2009, with the Trustee (the “Original Indenture”, and as amended, supplemented or otherwise modified prior to the date hereof, the “Indenture”) (all capitalized terms used in this Sixth Supplemental Indenture and not otherwise defined herein have the meanings assigned to such terms in the Original Indenture);

WHEREAS, it is expected that the Original Issuer will merge with and into the Successor Issuer, with the Successor Issuer continuing as the surviving corporation and as a wholly owned subsidiary of the Successor Guarantor (the “Merger”);

WHEREAS, Section 801 of the Indenture requires, among other things, that any entity into which the Original Issuer merges expressly assume, by a supplemental indenture to the Indenture, the due and punctual payment of the principal of (and premium, if any) and interest, if any (including all additional amounts, if any, payable pursuant to Section 515 of the Indenture), on all the Securities and the performance of every covenant of the Indenture on the part of the Original Issuer to be performed or observed;

WHEREAS, Section 801 of the Indenture also requires, among other things, that any entity which acquires by conveyance or transfer the properties and assets of the Original Guarantor substantially as an entirety expressly assume, by a supplemental indenture to the Indenture, the Original Guarantor’s Guarantee of the due and punctual payment of the principal of (and premium, if any) and interest, if any (including all additional amounts, if any, payable pursuant to Section 515 of the Indenture), on all the Securities and the performance of every covenant of the Original Guarantor with respect to such Guarantee to be performed or observed;

WHEREAS, pursuant to Section 901(1) of the Indenture, a supplemental indenture may be entered into by the Succession Parties and the Trustee, without the consent of any Holders of the Securities, to evidence the succession of the Successor Issuer and Successor Guarantor to the obligations of the Original Issuer and Original Guarantor, respectively;

WHEREAS, Section 802 of the Indenture provides, among other things, that upon any merger, or any conveyance or transfer of the properties and assets of the Original Issuer or the Original Guarantor, as applicable, substantially as an entirety in accordance with Section 801, the successor entity into which the Original Issuer or the Original Guarantor, as the case may be, is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for,

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and may exercise every right and power of, the Original Issuer, or the Original Guarantor, as the case may be, under the Indenture with the same effect as if such successor entity had been named as the Original Issuer or the Original Guarantor, as the case may be, therein, and thereafter the predecessor entity shall be relieved of all obligations and covenants under the Indenture, the Securities or the Guarantee, as the case may be;

WHEREAS, the entry into this Sixth Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Original Indenture; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Sixth Supplemental Indenture and to make it a valid and binding obligation of the Successor Issuer and Successor Guarantor have been done or performed.

NOW, THEREFORE, THIS SIXTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the foregoing premises, it is mutually covenanted and agreed as follows:

Section 1. Assumption by Successor Issuer. At the effective time of the Merger, the Successor Issuer hereby assumes the due and punctual payment of the principal of (and premium, if any) and interest, if any (including all additional amounts, if any, payable pursuant to Section 515 of the Indenture), on all the Securities and the performance of every covenant of the Indenture on the part of the Original Issuer to be performed or observed.

Section 2. Assumption by Successor Guarantor. At the effective time of the Merger, the Successor Guarantor hereby assumes the Original Guarantor’s guarantee of the due and punctual payment of the principal of (and premium, if any) and interest, if any (including all additional amounts, if any, payable pursuant to Section 515 of the Indenture), on all the Securities and the performance of every covenant of the Original Guarantor with respect to the Guarantee and the Indenture to be performed or observed.

Section 3. Guarantee Agreement. To further evidence the Successor Guarantor’s assumption of the Original Guarantor’s Guarantee of the Securities, the Successor Guarantor shall execute and deliver to the Trustee a guarantee agreement substantially in the form attached hereto as Exhibit A.

Section 4. Effect of Succession. In accordance with Section 802 of the Indenture, upon the assumption by the Successor Issuer and Successor Guarantor of the obligations of the Original Issuer and Original Guarantor, respectively, as set forth above, the Successor Issuer and Successor Guarantor shall succeed to, and be substituted for, and may exercise every right and power of, the Original Issuer and the Original Guarantor, respectively, under the Indenture with the same effect as if the Successor Issuer and Successor Guarantor had been named as the Original Issuer and the Original Guarantor, respectively, therein, and thereafter the Original Issuer and Original Guarantor shall be relieved of all obligations and covenants under the Indenture, the Securities and the Guarantee.

Section 5. Trustee. The recitals and statements in this Sixth Supplemental Indenture are made by the Succession Parties only and not by the Trustee, and the Trustee makes no representation as to the validity or sufficiency of this Sixth Supplemental Indenture (other than with respect to the due authorization, execution and delivery of this Sixth Supplemental

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Indenture by the Trustee). All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of each series of the Securities and of this Sixth Supplemental Indenture as fully and with like effect as if set forth herein in full.

Section 6. Ratification of Indenture; Sixth Supplemental Indenture Part of Indenture. As amended and supplemented hereby, the Indenture is in all respects ratified and confirmed, and the Original Indenture, as supplemented prior to the date hereof, and this Sixth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 7. Governing Law. This Sixth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 8. Conflicts. In the event of a conflict between the terms and conditions of the Original Indenture, as supplemented prior to the date hereof, and the terms and conditions of this Sixth Supplemental Indenture, then the terms and conditions of this Sixth Supplemental Indenture shall prevail; provided that if and to the extent that any provision of this Sixth Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included herein or in the Indenture by the Trust Indenture Act, such required provision shall control.

Section 9. Successors. All covenants and agreements in this Sixth Supplemental Indenture by the parties shall bind their respective successors and assigns, whether so expressed or not.

Section 10. Severability. In case any provision in this Sixth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired hereby.

Section 11. Third Parties. Nothing in this Sixth Supplemental Indenture, expressed or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture, any benefit or any legal or equitable right, remedy or claim under this Sixth Supplemental Indenture.

Section 12. Counterparts. This Sixth Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

Section 13. Headings. The headings of the sections in this Sixth Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

Section 14. Effectiveness; Operativeness. This Sixth Supplemental Indenture shall become effective upon the due execution and delivery of this Sixth Supplemental Indenture by the Succession Parties and the Trustee, but shall not become operative until the effective time of the Merger.

(signature page follows)

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IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture dated June 12, 2015 to be duly executed.

LORILLARD TOBACCO COMPANY, LLC Original Issuer

By:	/s/ Daniel A. Fawley
	Name:	Daniel A. Fawley
	Title:	Vice President and Treasurer

LORILLARD, INC., Original Guarantor

By:	/s/ Daniel A. Fawley
	Name:	Daniel A. Fawley
	Title:	Vice President and Treasurer

R. J. REYNOLDS TOBACCO COMPANY, Successor Issuer

By:	/s/ Daniel A. Fawley
	Name:	Daniel A. Fawley
	Title:	Treasurer

R.J. REYNOLDS TOBACCO HOLDINGS, INC., Successor Guarantor

By:	/s/ Daniel A. Fawley
	Name:	Daniel A. Fawley
	Title:	Senior Vice President and Treasurer

Signature Page to Sixth Supplemental Indenture to Indenture dated June 23, 2009

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., Trustee

By:	/s/ Richard Tarnas
	Name:	Richard Tarnas
	Title:	Vice President

Signature Page to Sixth Supplemental Indenture to Indenture dated June 23, 2009

EXHIBIT A

FORM OF GUARANTEE AGREEMENT

GUARANTEE, dated as of [            ], 2015 (as amended from time to time, this “Guarantee”), made by R.J. Reynolds Tobacco Holdings, Inc., a Delaware corporation (the “Guarantor”), in favor of The Bank of New York Mellon Trust Company, N.A., as trustee (“Trustee”) for the registered holders (the “Holders”) of the series of Notes set forth below (collectively, the “Debt Securities”) of R. J. Reynolds Tobacco Company, a North Carolina corporation (as successor to Lorillard Tobacco Company, LLC (f/k/a Lorillard Tobacco Company), a Delaware limited liability company) (the “Issuer”):

•	8.125% Senior Notes due June 23, 2019

•	6.875% Senior Notes due 2020

•	8.125% Senior Notes due 2040

•	3.500% Senior Notes due 2016

•	7.000% Senior Notes due 2041

•	2.300% Senior Notes due 2017

•	3.750% Senior Notes due 2023

WITNESSETH:

SECTION 1. Guarantee. (a) The Guarantor hereby unconditionally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the principal of, premium, if any, and interest on the Debt Securities (the “Obligations”), according to the terms of the Debt Securities and as more fully described in the Indenture (as amended, modified or otherwise supplemented from time to time, the “Indenture”), dated June 23, 2009 among the Issuer, the Guarantor and the Trustee, and any other amounts payable by the Guarantor under the Indenture.

(b) It is the intention of the Guarantor that this Guarantee not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to this Guarantee. To effectuate the foregoing intention, the amount guaranteed by the Guarantor under this Guarantee shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Guarantor that are relevant under such laws, result in the Obligations of the Guarantor under this Guarantee not constituting a fraudulent transfer or conveyance. For purposes hereof, “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

SECTION 2. Guarantee Absolute. The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Indenture, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Holders of the Debt Securities with respect thereto. The liability of the Guarantor under this Guarantee shall be absolute and unconditional irrespective of:

(a)	any lack of validity, enforceability or genuineness of any provision of the Indenture, the Debt Securities or any other agreement or instrument relating thereto;

(b)	any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Indenture;

(c)	any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the Obligations; or

(d)	any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Issuer or a guarantor.

SECTION 3. Ranking. The Guarantor covenants and agrees that its obligation to make payments of the Obligations hereunder constitutes an unsecured obligation of the Guarantor ranking (a) pari passu with all existing and future senior indebtedness of the Guarantor and (b) senior in right of payment to all existing and future subordinated indebtedness of the Guarantor.

SECTION 4. Waiver; Subrogation. (a) The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to this Guarantee and any requirement that the Trustee, or the Holders of any Debt Securities protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Issuer or any other Person or any collateral.

(b) The Guarantor hereby irrevocably waives any claims or other rights that it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of the Guarantor’s obligations under this Guarantee or the Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Trustee, or the Holders of any Debt Securities against the Issuer or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to the Guarantor in violation of the preceding sentence at any time prior to the cash payment in full of the Obligations and all other amounts payable under this Guarantee, such amount shall be held in trust for the benefit of the Trustee and the Holders of any Debt Securities and shall forthwith be paid to the Trustee, to be credited and applied to the Obligations and all other amounts payable under this Guarantee, whether matured or unmatured, in accordance with the terms of the Indenture and this Guarantee, or be held as collateral for any Obligations or other amounts payable under this Guarantee thereafter arising. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Guarantee and that the waiver set forth in this Section 4 is knowingly made in contemplation of such benefits.

SECTION 5. No Waiver; Remedies. No failure on the part of the Trustee or any Holder of the Debt Securities to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 6. Continuing Guarantee; Transfer of Interest. This Guarantee is a continuing guarantee and shall (a) remain in full force and effect until the earliest to occur of (i) the date, if any, on which the Guarantor shall consolidate with or merge into the Issuer or any successor thereto, (ii) the date, if any, on which the Issuer or any successor thereto shall consolidate with or merge into the Guarantor, and (iii) payment in full of the Obligations, (b) be binding upon the Guarantor, its successors and assigns, and (c) inure to the benefit of and be enforceable by any Holder of Debt Securities, the Trustee, and by their respective successors, transferees, and assigns.

SECTION 7. Reinstatement. This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by any Holder of the Debt Securities or the Trustee upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, all as though such payment had not been made.

SECTION 8. Amendment. The Guarantor may amend this Guarantee at any time for any purpose without the consent of the Trustee or any Holder of the Debt Securities; provided, however, that if such amendment adversely affects (a) the rights of the Trustee or (b) any Holder of the Debt Securities, the prior written consent of the Trustee (in the case of (b), acting at the written direction of the Holders of more than 50% in aggregate principal amount of Debt Securities) shall be required.

SECTION 9. Governing Law. This Guarantee shall be governed by, and construed in accordance with the laws of the State of New York.

(signature page follows)

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

R.J. REYNOLDS TOBACCO HOLDINGS, INC.

By:
	Name:	Daniel A. Fawley
	Title:	Senior Vice President and Treasurer

Signature Page to Guarantee Agreement of R.J. Reynolds Tobacco Holdings, Inc.

with respect to Notes Issued Under Indenture dated June 23, 2009